EXHIBIT 99.1

Information Regarding Joint Filers

Designated Filer of Form 3: Bank of America Ventures

Item 2. Date of Event Requiring Statement: October 14, 2003

Item 4. Issuer Name and Ticker Symbol: Acusphere, Inc. (ACUS)
Designated Filer:	Ownership Form	Nature of Indirect Beneficial Ownership
Bank of America Ventures 950 Tower Lane, Suite 700 Foster City, CA 94404	Direct
Joint Filers:
Bank of America Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of Bank of America, N.A.
Bank of America, N.A. 101 South Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as 100% Parent of Bank of America Ventures
NB Holdings Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect

SIGNATURES

BANK OF AMERICA CORPORATION

By: /s/ Pamela Reed Date: October __, 2003

Title: Assistant Vice President

BANK OF AMERICA, N.A.

By: /s/ Pamela Reed Date: October __, 2003

Title: Assistant Vice President

NB HOLDINGS CORPORATION

By: /s/ Rachel Cummings Date: October __, 2003

Title: Senior Vice President